Exhibit 5.2

666 Third Avenue, 20th floor

New York, NY 10017

Main (212) 451-2900

Fax (212) 451-2999

November 15, 2024

Shepherd Ave Capital Acquisition Corporation

221 W 9th St, #859

Wilmington, DE 19801

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have been engaged as U.S. securities counsel by Shepherd Ave Capital Acquisition Corporation, a Cayman Island exempted company (the “Company”), to issue the below opinion in connection with the Registration Statement on Form S-1 (including all amendments, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), covering an underwritten public offering of (i) 7,5000,000 units (the “Units”), with each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one right to receive one-fifth of one Class A Ordinary Share (collectively, the “Rights”); (ii) up to 1,125,000 Units (the “Over-Allotment Units”) for which the underwriters have been granted an over-allotment option; (iii) all Class A Ordinary Shares and Rights issued as part of the Units and the Over-Allotment Units; and (iv) all Class A Ordinary Shares issuable upon the conversion of the Rights included in the Units and the Over-Allotment Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof, and we do not purport to pass on any matter governed by the laws of the Cayman Islands.

Shepherd Ave Capital Acquisition Corporation

November 15, 2024

Based upon the foregoing, we are of the opinion that:

When the Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement, the Units, the Over-Allotment Units, and the Rights (including the Rights issuable in connection with the Over-Allotment Units), when issued, delivered and paid for, as contemplated by the Registration Statement, will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Rights Agreement; and (e) we express no opinion to the extent that, notwithstanding the current reservation of Class A Ordinary Shares, future issuances of securities of the Company, including the Class A Ordinary Shares, and/or adjustments to outstanding securities of the Company, including the Class A Ordinary Shares issuable upon conversion of the Rights underlying the Units and the Over-Allotment Units, may cause the number of Class A Ordinary Shares underlying the Units and the Over-Allotment Units to exceed the number that remain authorized but unissued.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your U.S. securities counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Robinson & Cole LLP
ROBINSON & COLE LLP